UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

ContextLogic Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

DE	000-56773	27-2930953
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 301 Oakland, CA	94601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 965-8476

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement.

In connection with the closing of the US Salt Acquisition, as set forth under Item 2.01 below under the caption, “Closing of the US Salt Acquisition,” on February 26, 2026 (the “Closing Date”), ContextLogic Holdings Inc. (the “Company”) and certain of the Abrams Investors (as defined below) (together with the Management Investors identified on Schedule 1.03 to the Purchase Agreement (as defined below) and Emerald GP (as defined below)) entered into a registration rights agreement (the “Registration Rights Agreement”).

Demand Registration

Pursuant to the Registration Rights Agreement, each signatory to the Registration Rights Agreement listed as a Lead Investor (a “Lead Investor”) shall have the right to make a written request to the Company for registration under the Securities Act of 1933 as amended (the “Securities Act”) of the offer and sale to the public of any Registrable Securities (as defined below) pursuant to a Registration Statement (such registration, a “Demand Registration,” and such request, a “Demand Registration Request”) of all or part of the Registrable Securities held by such Lead Investor which would reasonably be expected to result in gross proceeds of at least $15,000,000, and the Company will agree to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) within thirty (30) days of receipt of the Demand Registration Request (or, if such 30-day period falls in a Company Blackout Period (as defined below), within five (5) Business Days (as defined below) from the end of such Company Blackout Period) and use its reasonable best efforts to cause such Registration Statement to be promptly declared effective under the Securities Act. No more than two (2) Business Days after receiving a Demand Registration Request, the Company shall deliver a written notice (a “Demand Notice”) of such Demand Registration Request to all the Lead Investors and each signatory to the Registration Rights Agreement listed as other investors who then hold Registrable Securities under the Registration Rights Agreement (collectively, the “Holders”), offering them the opportunity to include their Registrable Securities in the Demand Registration. Subject to Section 3.1.7 of the Registration Rights Agreement, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered. The Company shall use its reasonable best efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days, subject to certain conditions in the Registration Rights Agreement.

Shelf Registration

Additionally, pursuant to the Registration Rights Agreement, upon the written request of any of the Lead Investors (such request, a “Shelf Registration Request”), the Company will be required to promptly file a shelf Registration Statement (as defined below) with the SEC pursuant to Rule 415 under the Securities Act relating to the offer and sale of Registrable Securities by any Holders thereof and shall use reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act (such registration pursuant to a Shelf Registration Request, a “Shelf Registration”). No more than two (2) Business Days after receiving a Shelf Registration Request, the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Holders, which shall specify, if applicable, the amount of Registrable Securities to be registered and shall offer each such Holder the opportunity to include their Registrable Securities in the Shelf Registration. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus (as defined below) forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (a) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (b) the date as of which no Holder holds Registrable Securities.

Shelf Takedown

At any time the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, any of the Lead Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering (as defined below), including an Underwritten Shelf Takedown (as defined in the Registration Rights Agreement), of all or a portion of such Holder’s Registrable Securities that may be registered. No more than two (2) Business Days after receiving a Shelf Takedown Request (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered.

Piggyback Registration

If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering (as defined below) with respect to any offering of its equity securities subject to certain exceptions, then, no less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date, the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing. Subject to Section 3.3.2 of the Registration Rights Agreement, the Company shall include in such Registration Statement or Public Offering all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Holder of any such notice, subject to certain exceptions as discussed in more detail in the Registration Rights Agreement.

For purposes of the foregoing description of the Registration Rights Agreement and as defined in the Registration Rights Agreement:

•	“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
•	“Company Blackout Period” means the period starting two weeks prior to the end of any fiscal quarter and ending on the second (2nd) Business Day after earnings are publicly reported for such period.
•	“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.
•
“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

•
“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

•
“Registrable Securities” means (i) all shares of ContextLogic common stock, (ii) all shares of ContextLogic common stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security of any Person (as defined in the Registration Rights Agreement) that is not then subject to vesting or forfeiture to the Company and (iii) all shares of ContextLogic common stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in any such case under clauses (i), (ii) or (iii) above, whether owned on the date hereof or hereafter acquired; provided, however, that shares of ContextLogic common stock that are then subject to forfeiture to the Company shall not be deemed “Registrable Securities” for purposes of Section 3.1, 3.2.4 or 3.3 of the Registration Rights Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred (as defined in the Registration Rights Agreement) pursuant to Rule 144, (y) such Holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

•
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8, or any successor form to either of the foregoing.

The foregoing description of the Registration Rights Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Voting Agreement

In connection with entering into the Purchase Agreement, on the Closing Date, each of Abrams Capital Partners I, L.P., a Delaware limited partnership (“ACP I”), Abrams Capital Partners II, L.P., a Delaware limited partnership (“ACP II”), Riva Capital Partners V, L.P., a Delaware limited partnership (“Riva V”), and Riva Capital Partners VI, L.P., a Delaware limited partnership (“Riva VI”, and together with ACP I, ACP II and Riva V, collectively, the “Abrams Investors”), and BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (“BCP” and together with the Abrams Investors, the “Voting Entities”), entered into a voting agreement (the “Voting Agreement”).

Pursuant to the Voting Agreement, each of the Voting Entities agreed, among other matters, to vote their shares of Company common stock, par value $0.0001 per share (“ContextLogic common stock”): (a) to cause the board of directors of the Company (the “Board”) to be comprised of seven (7) directors at all times; (b) for the election of two (2) individuals designated by the Abrams Investors to serve as directors on the Board, subject to certain conditions; (c) for the election of two (2) individuals designated by BCP to serve as directors on the Board (the “BCP Nominees”), subject to certain conditions; (d) for the election of any three (3) individuals, as each party may determine in its respective sole discretion, who qualify as independent directors to serve as directors on the Board; and (e) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in the removal of any Abrams Nominee (as defined below) from the Board without the prior written consent of the Abrams Investors or any BCP Nominee from the Board without the prior written consent of BCP.

The foregoing description of the Voting Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Voting Agreement, a form of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Escrow Agreement

In connection with the Purchase Agreement, Wilmington Trust, NA, a national banking association (the “Escrow Agent”), the Sellers Representative (as defined below), and ContextLogic Holdings, LLC, a wholly-owned subsidiary of the Company (“Holdings”) entered into an escrow agreement (the “Escrow Agreement”) which sets forth the terms of the Escrow Fund (as defined below), which is to include the Escrow Amount of $2,750,000. Pursuant to the Escrow Agreement, the Escrow Agent holds the Escrow Fund in an account established with and designated by the parties to the Escrow Agreement by the Escrow Agent, pursuant to which the Escrow Fund shall be held in a segregated, non-commingled deposit account titled in the name of the Escrow Agent for the benefit of the parties and not merely by book-entry identification.

For purposes of the foregoing description of the Escrow Agreement and as defined in the Escrow Agreement:

•	“Escrow Amount” means $2,750,000.

•	“Escrow Fund” means, the Escrow Amount together with any interest and other earnings, or gains realized on the investment of the Escrow Amount.

The foregoing description of the Escrow Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Escrow Agreement, a form of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Indemnification Agreement

In connection with the Closing, each Abrams Nominee (as defined below) entered into an indemnification agreement with the Company (each, an “Indemnification Agreement”) whereby the Company agrees to hold harmless and indemnify each indemnitee to the fullest extent permitted by law, subject to customary conditions. Each Indemnification Agreement also required the Company to pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the indemnitee, in addition to other customary provisions.

The foregoing description of the Indemnification Agreements is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Indemnification Agreements, a form of which is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Second Amended and Restated Limited Liability Company Agreement

As contemplated by the Purchase Agreement, on the Closing Date, Holdings entered into a Second Amended and Restated Limited Liability Company Agreement (the “2nd A&R LLCA”) which amended and restated that certain Amended and Restated Limited Liability Company Agreement entered into on March 6, 2025, as previously disclosed. The 2nd A&R LLCA sets forth the relative designations, rights, preferences, powers, restrictions, and limitations relating to the units of Holdings.

The foregoing description of the 2nd A&R LLCA is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the 2nd A&R LLCA, a form of which is filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Credit Agreement

On the Closing Date, Holdings, as the initial borrower, entered into a Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), with US Salt Investors, LLC, a Delaware limited liability company (the “Borrower”), as the borrower, US Salt Holdings, LLC, a Delaware limited liability company (“US Salt Holdings”), as holdings, the guarantors from time to time party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent (the “Agent”), and each lender from time to time party thereto (the “Lenders”).  Immediately after the consummation of the Credit Agreement, the Borrower succeeded to the rights and obligations of Holdings under the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) and Holdings was released from its obligations under the Credit Agreement and other Loan Documents. The obligations under the Credit Agreement are guaranteed by US Salt Holdings and certain of the Borrower’s subsidiaries (collectively, the “Guarantors”) and secured by substantially all of the assets of the Borrower and the Guarantors.

The Credit Agreement provides for (i) an initial term loan facility in an aggregate principal amount of $215.0 million (the “Initial Term Loans”) and (ii) a revolving credit facility in an initial aggregate principal amount of $25.0 million (the “Revolving Loans” and, together with the Initial Term Loans, the “Loans”).  The Credit Agreement provides that the Borrower has the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans, subject to certain customary conditions and other requirements. The Lenders under the Credit Agreement are not obligated to provide any such incremental loans or commitments. The Initial Term Loans were borrowed on the Closing Date.  The Loans mature on February 26, 2033.

At the Borrower’s option, and subject to certain conditions, the Loans bear interest at a base rate or a term Secured Overnight Financing Rate (“SOFR”) rate plus, in each case, an applicable margin determined by the Borrower’s Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement).  For borrowings that bear interest at a term SOFR rate, the applicable margin is a per annum amount equal to an amount between 4.00% and 4.50%.  The Borrower is also required to pay a commitment fee with respect to unused available commitments under the revolving credit facility in a per annum amount, determined by the Borrower’s Consolidated First Lien Net Leverage Ratio, equal to an amount between 0.375% and 0.50%. The Borrower is also obligated to pay the Agent and Lenders other fees and premiums customary for credit facilities of this size and type.

The Credit Agreement contains customary affirmative and negative covenants, conditions to borrowing and events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K, incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of US Salt Acquisition

On the Closing Date, the Company consummated the previously announced acquisition (the “US Salt Acquisition”) of US Salt Parent Holdings, LLC, a Delaware limited liability company (“US Salt”) pursuant to the terms of the Purchase Agreement entered into on December 8, 2025, as amended (the “Purchase Agreement”), by and among the Company,  ContextLogic LLC, a Delaware limited liability company, Holdings, Salt Management Aggregator, LLC, a Delaware limited liability company, Emerald Lake Pearl Acquisition GP, L.P., a Delaware limited partnership (“Emerald GP”), Emerald Lake Pearl Acquisition-A, L.P., a Delaware limited partnership (“Blocker Seller”), Emerald Lake Pearl Acquisition Blocker, LLC, a Delaware limited liability company, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership (solely in its capacity as a Seller Party, “Emerald Fund” and, together with Emerald GP and Blocker Seller, the “Emerald Investors”), the Abrams Investors, the investors set forth on Schedule II to the Purchase Agreement (the “Management Investors” and, together with the Emerald Investors and the Abrams Investors, each, a “Seller Party”), US Salt, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, solely in its capacity as the Sellers Representative pursuant to the Purchase Agreement (the “Sellers Representative”), and, solely for the purposes of Section 7.16 to the Purchase Agreement and, as it relates thereto, Article XV of the Purchase Agreement, BCP. Under the terms and conditions of the Purchase Agreement, at the closing of the US Salt Acquisition (the “Closing”) on the Closing Date, the Company acquired US Salt and its subsidiaries, including US Salt’s salt production and manufacturing business, and the Company holds substantially all of the assets and business of US Salt.

The Company and Holdings acquired US Salt for a purchase price of approximately $907.5 million, subject to customary adjustments, including for cash, debt, and net working capital, which was comprised of approximately $582.3 million in cash consideration (including, among other sources, the use of approximately $212.6 million in net borrowing proceeds from the Initial Term Loans and approximately $115.0 million in proceeds from the Rights Offering (as defined below)) and approximately $325.2 million in equity rollover consideration.

At the Closing, $2.75 million was placed into the Escrow Fund to satisfy the escrow obligations set forth under the Purchase Agreement and the Escrow Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above under the heading “Credit Agreement” is incorporated into this Item 2.03 by this reference.

Item 3.02. Unregistered Sale of Equity Securities.

On February 26, 2026, the Company completed its previously announced rights offering (the “Rights Offering”) to distribute to the holders of ContextLogic common stock subscription rights to purchase up to an aggregate of 14,375,000 shares of ContextLogic common stock. As previously disclosed, the subscription rights expired at 5:00 p.m. in New York City on February 20, 2026.

Subscribers in the Rights Offering exercised rights to purchase an aggregate of 429,463 shares of ContextLogic common stock, and the gross proceeds the Company received from subscribers in the Rights Offering was approximately $3.4 million.

As previously described in our Current Report on Form 8-K filed with the SEC on December 11, 2025, Holdings entered into a backstop agreement with BCP on December 8, 2025 (the “BCP Backstop Agreement”), and the Company entered into backstop agreements with each of ACP I and ACP II on December 8, 2025 (the “Abrams Backstop Agreements” and, together with the BCP Backstop Agreement, the “Backstop Agreements”).

Under the respective Backstop Agreements and in order to facilitate the US Salt Acquisition, given the Rights Offering was not fully subscribed at the expiration of the Rights Offering period, (i) BCP purchased 11,156,429.60 Class A Convertible Preferred Units (the “Preferred Units”) from Holdings at a price of $8.00 per Preferred Unit for an aggregate amount of approximately $89.3 million and (ii) each of ACP I and ACP II purchased 190,496 and 2,598,611 shares of ContextLogic common stock, respectively, from the Company at a price of $8.00 per share of ContextLogic common stock, for aggregate amounts of approximately (a) $1.5 million for ACP I and (b) $20.8 million for ACP II.

The gross proceeds received by the Company from the Backstop Agreements were approximately $111.6 million. The total proceeds from the Rights Offering and the Backstop Agreements were approximately $115.0 million. All securities issued in satisfaction of the Backstop Agreements were issued in a transaction pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Purchase Agreement, on February 20, 2026, the Board of the Company appointed Raja H. R. Bobbili and David Abrams (each, an “Abrams Nominee”) to the Board, effective immediately.

Mr. Bobbili is a Managing Director at Abrams Capital. He has extensive experience in financial matters, and a deep understanding of business and corporate strategy. He serves on various corporate and non-profit organization boards, including as a director of Loar Holdings Inc. Mr. Bobbili received his undergraduate education at the Massachusetts Institute of Technology, and earned a J.D./M.B.A. from Harvard University.

Mr. Abrams founded Abrams Capital in 1999 and has been its Chief Executive Officer and Portfolio Manager since inception. Previously, Mr. Abrams was a senior investment professional with The Baupost Group of Boston, Massachusetts, for 10 years. Mr. Abrams holds a B.A. in History from the University of Pennsylvania. Mr. Abrams has vast experience investing in a wide variety of businesses, and also currently serves as a director of Loar Holdings Inc.

Messrs. Bobbili and Abrams will not receive any additional compensation or benefits of any kind in connection with the appointment.

As described above in Item 1.01 under the caption “Indemnification Agreement”, in connection with the Closing, each of Messrs. Bobbili and Abrams entered into Indemnification Agreements with the Company whereby the Company agrees to hold harmless and indemnify each indemnitee to the fullest extent permitted by law, subject to customary conditions. Each Indemnification Agreement also requires the Company to pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the indemnitee, in addition to other customary provisions.

Item 8.01. Other Events.

On February 26, 2026, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Form/Filing	Date	Number	Filed Herewith
2.1+	Purchase Agreement, dated December 8, 2025 by and among ContextLogic Holdings Inc, ContextLogic LLC, ContextLogic Holdings, LLC, Salt Management Aggregator, LLC, Emerald Lake Pearl Acquisition GP, L.P., Emerald Lake Pearl Acquisition-A, L.P., Emerald Lake Pearl Acquisition Blocker, LLC, Emerald Lake Pearl Acquisition, L.P., the Abrams Investors, the Management Investors, US Salt Parent Holdings, LLC, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, solely in its capacity as the Sellers Representative, and, BCP Special Opportunities Fund III Originations LP.	8-K	12/11/2025	2.1
2.2+
First Amendment to Purchase Agreement, dated February 24, 2026, by and among ContextLogic Holdings Inc, ContextLogic LLC, ContextLogic Holdings, LLC, Salt Management Aggregator, LLC, Emerald Lake Pearl Acquisition GP, L.P., Emerald Lake Pearl Acquisition-A, L.P., Emerald Lake Pearl Acquisition Blocker, LLC, Emerald Lake Pearl Acquisition, L.P., the Abrams Investors, the Management Investors, US Salt Parent Holdings, LLC, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, solely in its capacity as the Sellers Representative, and, BCP Special Opportunities Fund III Originations LP.
					X
10.1	Form of Registration Rights Agreement (which is included in the Purchase Agreement as Exhibit H therein).	8-K	12/11/2025	10.7
10.2+
Voting Agreement, dated February 26, 2026, by and among Riva Capital Partners V, L.P, Riva Capital Partners VI, L.P., Abrams Capital Partners I, L.P, Abrams Capital Partners II, L.P, any fund or other investment vehicle advised by Abrams Capital Management, L.P. that holds equity interests in ContextLogics Holdings, Inc. at the relevant time, BCP Special Opportunities Fund III Originations LP and any fund or other investment vehicle advised by BC Partners Advisors LP that holds equity interests in ContextLogics Holdings, Inc. at the relevant time.
					X
10.3+	Form of Escrow Agreement (which is included in the Purchase Agreement as Exhibit F therein).	8-K	12/11/2025	10.9
10.4	Form of Director Indemnification Agreement (which is included in the Purchase Agreement as Exhibit L therein).	8-K	12/11/2025	10.10
10.5+	Second Amended and Restated Limited Liability Company Agreement of ContextLogic Holdings, LLC, dated February 26, 2026.				X
10.6+	Form of Credit Agreement.				X
99.1	Press Release, dated February 26, 2026.				X

+
Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTEXTLOGIC HOLDINGS INC.

Date: February 26, 2026	By:	/s/ Mark Ward
Mark Ward President Principal Executive Officer